Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
Contact:	Ralph E. Coffman
(606) 324-2931

Poage Bankshares, Inc. Announces Quarterly Cash Dividend

Ashland, KY, July 22, 2015 – Poage Bankshares, Inc. (NASDAQ: PBSK) announced today that its Board of Directors declared a quarterly cash dividend of $0.06 per common share. The dividend will be paid on or about August 14, 2015, to stockholders of record as of the close of business on August 3, 2015.

“We are pleased to pay a cash dividend to our shareholders this quarter,” said Ralph E. Coffman, Jr., President and Chief Executive Officer of the Company.  “The payment of dividends represents our long-term commitment to enhancing shareholder value.”

About Poage Bankshares, Inc.

Poage Bankshares, Inc. is the savings and loan holding company for Town Square Bank.  Originally chartered in 1889 under the name “Home Federal Savings and Loan Association” and headquartered in Ashland, Kentucky, Town Square Bank conducts its operations from 9 full-service banking offices located in Ashland, Flatwoods, South Shore, Louisa, Greenup, Nicholasville, Cannonsburg, Catlettsburg, and Mt. Sterling Kentucky.